EXHIBIT 11

                       THE PROMUS COMPANIES INCORPORATED
                       COMPUTATIONS OF PER SHARE EARNINGS
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
                                                            FISCAL YEAR ENDED DECEMBER 31,
                                                      ------------------------------------------
                                                              1994           1993           1992
                                                      ------------    -----------    -----------
Income from continuing operations..................   $ 49,984,000    $74,867,000    $49,577,000
Earnings from discontinued hotel operations, net...     36,319,000     16,926,000      1,841,000
Extraordinary items, net...........................              -     (5,447,000)     1,074,000
Cumulative effect of change in accounting policy,
  net..............................................     (7,932,000)             -              -
                                                      ------------    -----------    -----------
Net income.........................................   $ 78,371,000    $86,346,000    $52,492,000
                                                      ------------    -----------    -----------
                                                      ------------    -----------    -----------
PRIMARY EARNINGS PER SHARE (1)
Weighted average number of common shares
outstanding........................................    101,604,698    100,678,398     99,409,722
    Common stock equivalents
      Additional shares based on average market
        price for period applicable to:
          Restricted stock.........................        461,408      1,045,704      1,399,302
          Stock options............................        744,205        838,272        306,702
                                                      ------------    -----------    -----------
Average number of primary common and common
  equivalent shares outstanding....................    102,810,311    102,562,374    101,115,726
                                                      ------------    -----------    -----------
                                                      ------------    -----------    -----------
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARE
    Income from continuing operations..............   $       0.49    $      0.73    $      0.49
    Discontinued hotel operations, net.............           0.35           0.16           0.02
    Extraordinary items, net.......................              -          (0.05)          0.01
    Change in accounting policy, net...............          (0.08)             -              -
                                                      ------------    -----------    -----------
    Net income.....................................   $       0.76    $      0.84    $      0.52
                                                      ------------    -----------    -----------
                                                      ------------    -----------    -----------
FULLY DILUTED EARNINGS PER SHARE (1)
Average number of primary common and common
equivalent shares outstanding......................    102,810,311    102,562,374    101,115,726
    Additional shares based on period-end price
      applicable to:
        Restricted stock...........................         89,655         11,497              -
        Stock options..............................              -        107,454        304,263
                                                      ------------    -----------    -----------
Average number of fully diluted common and common
  equivalent shares outstanding....................    102,899,966    102,681,325    101,419,989
                                                      ------------    -----------    -----------
                                                      ------------    -----------    -----------
FULLY DILUTED EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE
    Income from continuing operations..............   $       0.49    $      0.73    $      0.49
    Discontinued hotel operations, net.............           0.35           0.16           0.02
    Extraordinary items, net.......................              -          (0.05)          0.01
    Change in accounting policy, net...............          (0.08)             -              -
                                                      ------------    -----------    -----------
    Net income.....................................   $       0.76    $      0.84    $      0.52
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(1) Retroactively adjusted for stock splits. (See Note 5.)